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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Puma Technology, Inc. of our report dated December 30, 1999, relating to the financial statements of ProxiNet, Inc., which appears in the Current Report on Form 8-K/A of Puma Technology, Inc. dated January 11, 2000.


PRICEWATERHOUSECOOPERS LLP

/s/ PricewaterhouseCoopers LLP

San Jose, California
May 5, 2000